Exhibit 10.46
NATIONAL CITY CORPORATION
RESTRICTED STOCK AWARD AGREEMENT
National City Corporation
     WHEREAS, National City Corporation (“Corporation”) currently has in effect the National City Corporation Long-Term Cash and Equity Incentive Plan Effective January 1, 2005; and
     WHEREAS, Article 6 of the Plan provides for the award of Restricted Stock to employees of the Corporation and Subsidiaries as selected from time to time by the Corporation’s Compensation and Organization Committee or another committee appointed by the board of directors of the Corporation (the “Committee”);
     WHEREAS, the individual identified as Grantee (“Grantee”) on the cover sheet that is attached hereto and hereby made a part hereof (“Cover Sheet”) is an Eligible Employee;
     WHEREAS, the execution of a Restricted Stock Award in the form hereof has been duly authorized by the Committee;
     WHEREAS, the Corporation desires reasonable protection for its confidential business information and from competitive activity by Grantee; and
     WHEREAS, the Grantee agrees to accept an award of Restricted Stock under the Plan subject to the terms of this agreement;
     NOW, THEREFORE, the Corporation hereby grants to the Grantee pursuant to the Plan on the date listed on the Cover Sheet as the “Grant Date” an Award of such number of shares of Restricted Stock of the Corporation as is stated in the Cover Sheet, subject to the terms and conditions of the Plan and to the following terms, conditions, limitations and restrictions, and the Corporation and the Grantee hereby agree as follows:
     1. The shares of Common Stock subject to this Award shall be fully paid and nonassessable. If certificated, the Common Stock shall be represented by a certificate or certificates registered in the Grantee’s name and, as specified in the Plan, endorsed with a legend referring to the restrictions set forth in this agreement and the Plan. Such certificates shall be delivered to the Escrow Agent to be held pursuant to the terms of this agreement and the Plan. If the shares of Common Stock are entered by the Corporation as book entry shares through the Corporation’s Direct Registration System (“DRS Shares”), the Corporation shall hold the shares as DRS Shares in the name of the Grantee and in accordance with the Plan. The Grantee shall execute and deliver to the Escrow Agent a blank irrevocable stock power in the form attached to this agreement. Additionally, the Grantee shall deliver to the Escrow Agent, at the request of the Escrow Agent, a written verification of the Grantee’s tax identification number on the form prescribed therefor by the Department of the Treasury.
     2. The Grantee shall have all the rights of a stockholder with respect to the Restricted Stock comprising this Award, including the right to vote the shares and to receive all dividends paid thereon. Any additional shares of equity securities which the Grantee may become entitled to receive by virtue of a share dividend, a merger or reorganization or any other change in capital structure shares shall also be a part of and shall be referred to as the “Restricted Stock” and shall be subject to the restrictions set forth herein and the Plan Restrictions. With respect to any additional shares of Restricted Stock to which the Grantee becomes entitled under the circumstances described in the preceding sentence, the Grantee and the Corporation (i) agree that such additional shares shall be deposited directly with the Escrow Agent, (ii) irrevocably direct the transfer agent to deliver such additional shares to the Escrow Agent, and (iii) agree that such delivery shall constitute constructive delivery to the Grantee. The Grantee agrees to execute upon Escrow Agent’s request additional stock powers with respect to such additional shares. Any cash dividends, proxy materials or other items of similar nature issued with respect to the Restricted Stock and received by the Escrow Agent shall be forwarded immediately to the Grantee.
     3. The Restricted Stock may not be sold, exchanged, assigned, transferred, pledged or otherwise disposed of by the Grantee except to the Corporation until the lapse of the restrictions prescribed in paragraphs 4 and 5 of this agreement and the Plan Restrictions, except that the Grantee’s rights with respect to the Restricted Stock may be transferred by will or pursuant to the laws of descent and distribution. Any attempted transfer in violation of the provisions of this paragraph shall be void, the purported transferee shall obtain no rights with respect to such Restricted Stock and the Restricted Stock subject to the attempted transfer shall be forfeited as provided in the Plan.
     4. The restrictions on transferability described in paragraph 3 of this agreement shall lapse on shares on the earlier of (i) one half of the shares after the Grantee shall have been in the continuous employ of an Employer for three years from the Grant Date and the remainder of the shares after the Grantee has been in the continuous employ of an Employer for four years from the Grant Date, (ii) all shares upon a Change in Control, or (iii) all shares upon the Grantee’s death or Disability.
     5. If the Grantee ceases to be an employee of the Employers by reason of action initiated by the Employers other than a termination for cause and where the Grantee has executed a release, releasing the Employers from any liability associated with or arising out of Grantee’s employment or termination of employment (“Negotiated Termination”), the restrictions on transferability described in paragraph 3 of this agreement shall lapse on the number of shares as calculated below. Such number of shares shall be equal to the difference of (i) the product of multiplying (A) a fraction, the numerator of which is equal to the number of completed calendar months since the Grant Date that have occurred prior to the Grantee’s Negotiated Termination and denominator of which is 48, by (B) the number of shares of Restricted Stock granted to the

NATIONAL CITY CORPORATION
RESTRICTED STOCK AWARD AGREEMENT
National City Corporation
Grantee pursuant to this agreement minus (ii) the number of shares of Restricted Stock that have had the restrictions on transferability already lapse.
     6. In addition to any event resulting in forfeiture provided for in the Plan, all of the Restricted Stock shall be forfeited upon the occurrence, prior to the earliest of any of the events prescribed in paragraphs 4 and 5 of this agreement for the lapse of the restrictions on transferability, of any of the following events:
     (i) the Grantee ceases to be an Employee for any reason;
     (ii) the Committee finds that the Grantee has been convicted of a felony or misdemeanor involving fraud or dishonesty on the part of the Grantee towards the Employers; or
     (iii) the Grantee breaches the terms of paragraphs 13, 14, 16 or 17 of this agreement, but forfeiture shall not be the Corporation’s sole remedy for such breach.
In the event of any forfeiture of Restricted Stock, such Restricted Stock shall be canceled and returned to the Corporation and thereafter this agreement shall be terminated.
     7. At such time as the restrictions on the Restricted Stock lapse, the Employers’ obligation of delivery to the Grantee of Common Stock free and clear of all restrictions shall be conditioned upon the Grantee and the Employers having reached a mutual agreement in accordance with the Plan as to any federal, state, local, or foreign tax withholding obligations of the Employers (“Tax Obligations”) for the benefit of the Grantee. If the Grantee and the Corporation fail to reach a mutual agreement with respect to the Tax Obligations prior to the lapse of restrictions on the restricted Stock, the Corporation may use shares of Common Stock that the restrictions have lapsed to satisfy withholding obligations. To the extent shares of Common Stock that have become free and clear of all restrictions are used to satisfy withholding obligations, such obligations shall be calculated using the employer’s minimum applicable statutory withholding rates.
     8. All Restricted Stock held hereunder shall be held and disposed of pursuant to the Plan and this agreement. The Escrow Agent shall conclusively presume that any written instructions given to it by the Corporation conform to the Plan and this agreement.
     9. Instructions may be given to the Escrow Agent on behalf of the Corporation by any of those officers, other than the Grantee, approved by the Committee for Plan administrative purposes. The Corporation fully indemnifies the Escrow Agent against any loss or claim which it may sustain arising directly or indirectly out of any dispute between the Corporation and the Grantee, or any claim of a third party, for any action taken or omitted in reliance on the provision of this agreement. The Escrow Agent shall not be liable for any error of judgment or for any act done or steps taken or omitted by it in good faith, or for any mistake of fact or law or for anything which it may do or refrain from doing in connection herewith, except for its own bad faith, gross negligence or willful misconduct.
     10. Nothing contained herein shall confer upon the Grantee any right to continued employment with the Employers, nor shall it interfere in any way with the right of the Employers to terminate the employment of the Grantee at any time, with or without cause.
     11. Upon the lapse of the restrictions on the Restricted Stock in accordance with paragraphs 4 and 5 of this agreement, the Escrow Agent shall, for certificated shares, remove the certificates for the Restricted Stock from escrow and deliver them to the Corporation for reissuance and delivery of unrestricted Common Stock (less any shares used for tax withholding) in the name of the Grantee at the time and in the manner provided in the Plan, and thereafter this agreement shall be terminated. For DRS Shares, the Corporation shall hold the DRS Shares without any reference to restrictions on transferability, and thereafter this agreement shall terminate.
     12. It is the intention of the parties that this agreement shall not be subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Notwithstanding any other provision of this agreement to the contrary, if a final nonappealable determination has been made by a court of competent jurisdiction or an opinion of counsel has been rendered to the effect that this agreement is not exempt from Parts 2, 3 and 4 of Title I of ERISA, all of the Restricted Stock shall be forfeited; provided, however, that upon such an occurrence the Committee may, in its discretion, with respect to all or a portion of the Restricted Stock, terminate the restrictions on transferability.
     13. Grantee acknowledges and agrees that in the performance of his or her duties of employment with the Employers he or she may be in contact with customers, potential customers and/or information about customers or potential customers of the Employers either in person, through the mails, by telephone or by other electronic means. Grantee also acknowledges and agrees that trade secrets and Confidential Information of the Employers, as defined in paragraph 13(c) of this agreement, gained by Grantee during his or her employment with the Employers, have been developed by the Employers through substantial expenditures of time, effort and financial resources and constitute valuable and unique property of the Employers. Grantee further understands, acknowledges and agrees that the foregoing makes it necessary for the protection of the Employers’ businesses that Grantee not divert business or customers from the Employers and that the Grantee maintain the confidentiality and integrity of the Confidential Information as hereinafter as defined:
     (a) Grantee agrees that he or she will not, during his or her employment by the Employers and for a period of one year following the later of the termination of salary payments or the Salary Continuation Period, as defined in paragraph 26, following termination of employment, no matter how terminated:

2

NATIONAL CITY CORPORATION
RESTRICTED STOCK AWARD AGREEMENT
National City Corporation
          (i) directly or indirectly solicit, divert, entice or take away any customers, business, patronage or orders of the Employers with whom the Grantee has had contact, involvement or responsibility during his or her employment with the Employers, or attempt to do so, for the sale of any product or service that competes with a product or service offered by the Employers,
          (ii) directly or indirectly solicit, divert, entice or take away any potential customer identified, selected or targeted by the Employers with whom the Grantee has had contact, involvement or responsibility during his or her employment with the Employers, or attempt to do so, for the sale of any product or service that competes with a product or service offered by the Employers, or
          (iii) accept or provide assistance in the accepting of (including, but not limited to, providing any service, information, assistance or other facilitation or other involvement) business, patronage or orders from customers or any potential customers of the Employers with whom Grantee has had contact, involvement or responsibility on behalf of any third party or otherwise for Grantee’s benefit.
Nothing contained in this paragraph 13(a) shall preclude Grantee from accepting employment with a company, firm, or business that competes with the Employers so long as the Grantee’s activities do not violate the provisions of subparagraphs 13(a)(i), 13(a)(ii) or 13(a)(iii) above or any of the provisions of paragraphs 13(b) and 13(c) below.
     (b) Grantee agrees that he or she will not directly or indirectly at any time during his or her employment by the Employers and for a period of three years following the later of the termination of salary payments or the Salary Continuation Period, as defined in paragraph 26, following termination of employment, no matter how terminated (the “Business Protection Period”), solicit, induce, confer or discuss with any employee of the Employers or attempt to solicit, induce, confer or discuss with any employee of the Employers the prospect of leaving the employ of the Employers, termination of his or her employment with the Employers, or the subject of employment by some other person or organization. Grantee further agrees that he or she will not directly or indirectly at any time during the Business Protection Period hire or attempt to hire any employee of the Employers.
     (c) Grantee will keep in strict confidence and will not, directly or indirectly, at any time during or after the term of this agreement, disclose, furnish, disseminate, make available or use (except in the course of performing his or her duties of employment with the Employers) any trade secrets or confidential business or technical information of the Employers or their customers (the “Confidential Information”), without limitation as to when or how Grantee may have acquired such information. The Confidential Information shall include the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula, pattern, compilation, program, device, method, technique or improvement, or any business information or plans, financial information, or listing of names, addresses or telephone numbers, including without limitation, information relating to the Employers’ customers or prospective customers, the Employers’ customer lists, contract information including terms, pricing and services provided, information received as a result of customer contacts, the Employers’ products and processing capabilities, methods of operation, business plans, financials or strategy, and agreements to which the Employers may be a party. The Confidential Information shall not include information that is or becomes publicly available other than as a result of disclosure by the Grantee. Grantee specifically acknowledges that the Confidential Information, whether reduced to writing or maintained in the mind or memory of Grantee and whether compiled by the Employers and/or Grantee, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been put forth by the Employers to maintain the secrecy of such information, that such information is the sole property of the Employers and that any retention and use of such information during or after the Grantee’s employment with the Employers (except in the course of performing his or her duties of employment with the Employers) shall constitute a misappropriation of the Employers’ trade secrets. Grantee further agrees that, at the time of termination of his or her employment he or she will return to the Employers, in good condition, all property of the Employers, including, without limitation, the Confidential Information. In the event that said items are not so returned, the Employers shall have the right to charge Grantee for all reasonable damages, costs, attorney’s fees and other expenses incurred in searching for, taking, removing, and/or recovering such property. If the Grantee is requested or required (either verbally or in writing) to disclose any Confidential Information, he or she shall promptly notify the Employers of this request and he or she shall

NATIONAL CITY CORPORATION
RESTRICTED STOCK AWARD AGREEMENT
National City Corporation
promptly provide the Employers with a copy of the written request or a description of any verbal request so that the Employers may seek a protective order or other appropriate remedy. If a protective order or other appropriate remedy is not obtained in a reasonable period of time, the Grantee may furnish only that portion of the Confidential Information that he or she legally is required to disclose.
     14. During the Business Protection Period (and for any extended period as provided in paragraph 15 below) Grantee agrees to communicate the contents of this agreement to any person, firm, association, or corporation that Grantee intends to be employed by, associated with, or represent.
     15. If it shall be judicially determined that Grantee has violated any of his or her obligations under paragraph 13 of this agreement, then the period applicable to the obligation which he or she shall have been determined to have violated shall automatically be extended by a period of time equal in length to the period during which said violation(s) occurred.
     16. Grantee acknowledges and agrees that the remedy at law available to Employers for breach of any of his or her obligations under this agreement would be inadequate, and Grantee agrees and consents that in addition to any other rights or remedies that Employers may have at law or in equity, temporary and permanent injunctive relief may be granted in any proceeding that may be brought to enforce any provision contained in paragraphs 13 through 15 of this agreement, without the necessity of proof of actual damage.
     17. Grantee acknowledges that Grantee’s obligations under this agreement are reasonable in the context of the nature of the Employers’ businesses and the competitive injuries likely to be sustained by the Employers if Grantee violated such obligations. Grantee further acknowledges that this agreement is made in consideration of, and is adequately supported by the Restricted Stock Award, which Grantee acknowledges constitutes new and good, valuable and sufficient consideration.
     18. The failure of the Employers to enforce any provision of this agreement shall not be construed to be a waiver of such provision or of the right of the Employers thereafter to enforce each and every provision.
     19. All provisions, terms, conditions, paragraphs, agreements and covenants (“Provisions”) contained in this agreement are severable and, in the event any one of them shall be held to be invalid, this agreement shall be interpreted as if such Provision was not contained herein, and such determination shall not otherwise affect the validity of any other Provision.
     20. For purposes of this agreement, the continuous employ of the Grantee with the Employers shall not be deemed interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Employers by reason of the transfer of his or her employment among the Employers. Also a leave of absence approved by an Executive Officer for illness, military or governmental service or other cause shall be considered as employment.
     21. All other capitalized terms used but not defined in this agreement shall have the meanings ascribed to such terms as set forth in the Plan.
     22. Paragraphs 13 through 19, 22, 24 and 25 shall survive the termination of this agreement.
     23. It is the Grantee’s responsibility to execute this agreement (the “Executed Agreement”) and deliver the Executed Agreement to the Corporate Human Resources Department at the address listed on the Cover Sheet. If the Executed Agreement is not received by the Corporate Human Resources Department within 90 days after the Grant Date, this Restricted Stock grant shall terminate and this agreement shall be null and void.
     24. The Grantee agrees that any action, claim, counterclaim, cross claim, proceeding, or suit, whether at law or in equity, whether sounding in tort, contract, or otherwise, at any time arising under or in connection with this agreement, the administration, enforcement, or negotiation of this agreement, or the performance of any obligations in respect of this agreement (each such action, claim, counterclaim, cross claim, proceeding, or suit, an “Action”) shall be brought exclusively in a federal court or state court located in the city of Cleveland, Ohio. Each of the parties hereby unconditionally submit to the jurisdiction of any such court with respect to each such Action and hereby waive any objection each of the parties may now or hereafter have to the venue of any such Action brought in any such court.
     25. This agreement shall be construed in accordance with, and governed by the internal substantive laws of, the State of Ohio.
     26. “Salary Continuation Period” means the period of time during which Grantee receives a continuation of Grantee’s salary after Grantee’s last day of active employment or if the Grantee receives a lump sum payment, the number of months following Grantee ‘s end of active employment equal to the Grantee’s lump sum payment attributable to salary divided by the Grantee’s then current monthly salary rounded up to the nearest whole number.

4